Execution Version

AMENDMENT TO SUBADVISORY AGREEMENT

FOR AST LARGE-CAP GROWTH PORTFOLIO OF

ADVANCED SERIES TRUST

AST Investment Services, Inc., PGIM Investments LLC (collectively, the "Manager"), and ClearBridge Investments, LLC, a Delaware limited liability company (the "Subadviser") hereby agree to amend the Subadvisory Agreement, dated as of June 2, 2022, by and among the Manager and the Subadviser, pursuant to which the Subadviser has been retained to provide investment advisory services to the AST Large-Cap Growth Portfolio, as follows;

1. Schedule A is hereby deleted and replaced with the attached Schedule A.

IN WITNESS HEREOF, AST Investment Services, Inc., PGIM Investments LLC, and ClearBridge Investments, LLC have duly executed this Amendment as of the effective date of this Amendment.

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy Cronin

Name: Timothy Cronin

Title: President

PGIM INVESTMENTS LLC

By: /s/ Timothy Cronin

Name: Timothy Cronin

Title: Senior Vice President

CLEARBRIDGE INVESTMENTS, LLC

By: /s/ Jasna B. Dolgov

Name: Jasna Dolgov

Title: Managing Director, General Counsel

Effective Date as Revised: December 16, 2024

SCHEDULE A

Advanced Series Trust

AST Large-Cap Growth Portfolio

As compensation for services provided by ClearBridge Investments, LLC ("ClearBridge"), PGIM Investments LLC and AST Investment Services, Inc. will pay ClearBridge a subadvisory fee on the net assets managed by ClearBridge that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee*
AST Large-Cap Growth Portfolio	0.240% of average daily net assets

*In the event ClearBridge invests Portfolio assets in other pooled investment vehicles it manages or subadvises, ClearBridge will waive its subadvisory fee for the Portfolio in an amount equal to the acquired fund fee paid to ClearBridge with respect to the Portfolio assets invested in such acquired fund. Notwithstanding the foregoing, the subadvisory fee waivers will not exceed 100% of the subadvisory fee.

Effective Date as Revised: December 16, 2024

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